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EXHIBIT 99.2

Slide Package

Slide 1 - Title

First Charter
Investment Community Conference Call
July 11, 2001

Slide 2 - Forward-looking Statement

This presentation contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation, including, without limitation, statements relating to the earnings outlook of the company.


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These forward looking statements involve certain risks and uncertainties.
Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected business increases in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the company does business, are less favorable than expected;
(5) changes in the interest rate environment reduce interest margins and affect funding sources; (6) changes in market rates and prices may adversely affect the value of financial products; (7) legislation or regulatory requirements or changes adversely affect the businesses in which the company is engaged; and (8) decisions to change the business mix of the company. For further information please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.firstcharter.com).

Slide 3 - Outline

-Second Quarter 2001 Results
-Remainder of 20001
--Initiatives
--Earnings Guidance
-Questions and Answers

Slide 4 - Summary of Results

Diluted Earnings per Share
         2nd Quarter       YTD
2001       $0.28           $0.56
2000       $(0.09)         $0.18

Change     $0.37           $0.38

Second Quarter 2000 QTD and YTD Results include Restructuring Charges and Merger-Related Expenses of $0.39 EPS after-tax.

Slide 5 - Loan Portfolio Growth
(Adjusted for $167 million securitization)

[Graph of Loan Portfolio Growth]
Loans decreased $21 million over December 31, 2000
Loans increased $47 over June 30, 2000

Slide 6 - Investment Portfolio Growth
(Adjusted for $167 million securitization)

[Graph of Investment Portfolio Growth]
Investments increased $332 million over December 31, 2000
Investments increased $273 million over June 30, 2000


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Slide 7 - Deposit Growth
(Adjusted for $88 million deposits acquired from branch acquisitions)

[Graph of Deposit Growth]
Deposits increased $121 million over December 31, 2000
Deposits increased $160 million over June 30, 2000

Slide 8 - Management of Asset Quality

-Increase in Nonperforming Assets (NPA)
-NPA to Total Assets Unchanged
-Impact of the Mortgage Loan Securitization on:
--Nonaccrual Loans (NAL) to Total Loans
--Allowance for Loan Losses (ALL) to Total Loans
-Annualized Net Charge-offs Unchanged

                                    2Q2001  1Q2001   4Q2001
NPA                                 $32,059 $30,591  $29,576
NPA to Total Assets                 1.02%   0.99%    1.01%
NAL to Total Assets                 1.45%   1.43%    1.23%
ALL to Total Assets                 1.42%   1.41%    1.32%
YTD Net Charge-offs                 0.19%(*)0.15%(*) 0.20%

(*) - Annualized

Slide 9 - Net Interest Margin

[Graph of Net Interest Margin]
                                    2Q2000  3Q2000   4Q2000   1Q2000   2Q2001
Yield on Interest
         Earning Assets             8.37%   8.52%    8.63%    8.25%    7.77%
Cost of Interest
         Bearing Liabilities        4.80%   5.09%    5.24%    5.09%    4.69%
Net Yield on Earning Assets         4.29%   4.19%    4.17%    3.90%    3.73%

Slide 10 - Enhanced Noninterest Income

[Graph of Noninterest Income]
         2nd Quarter       YTD
2001       $8,814       $17,234
2000       $7,914       $15,189
Change     11%          13%

Slide 11 - Noninterest Expense

[Graph of Noninterest Expense]
         2nd Quarter       YTD

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2001       $20,878         $40,921
2000       $19,420         $39,251
Change     7%              4%

Slide 12 - Conference Call Outline

-Second Quarter 2001 Results
-Remainder of 20001
--Initiatives
--Earnings Guidance
-Questions and Answers

Slide 13 - Key Initiatives

-Continued Excellent Service Quality
-Increase Loan Production
-Focus on Asset Quality
-Continue to Grow Noninterest Income
--Wealth Management Division
---Insurance Services
---Financial Management Group
---Brokerage Services
-Control Noninterest Expenses

Slide 14 - Balance Sheet Growth - Year End 2001

[Balance Sheet Growth Graph]
Loans at June 30, 2001 of $1.97 billion anticipate increase between 2% and 4% Deposits at June 30, 2001 of $2.12 billion anticipate increase between 4% and 6%

Slide 15 - Margin Range

2001
3.65% to 3.80%

Slide 16 - Improved Operating Results

Earnings per Share
[Earnings per Share Graph]
2000 EPS of $1.16
2001 EPS growth of 3% - 5% or $1.19 to $1.22

Slide 17 - Summary

-Continued Excellent Service Quality
-Balance Sheet Growth
-Focus on Asset Quality
-Non Interest Income & Non Interest Expense Initiatives

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-Share Repurchase Plan

Slide 18 - Conference Call Outline

-Second Quarter 2001 Results
-Remainder of 20001
--Initiatives
--Earnings Guidance
-Questions and Answers

Slide 19 - Picture and Logo

"Expect More From Us" is a promise to our clients and to the community we serve that we will help them achieve their dreams.

[First Charter Logo]